UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

UNITED STATES CELLULAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

8410 West Bryn Mawr, Chicago, Illinois 60631

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

☐                              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

This Current Report on Form 8-K is being filed to disclose that on December 20, 2017 (the “Effective Date”), United States Cellular Corporation (“U.S. Cellular” or the “Company”) and certain wholly-owned subsidiaries of the Company entered into agreements relating to the issuance of asset-backed variable funding notes which are collateralized by the receivable balances of equipment installment plan contracts of U.S. Cellular’s customers (the “Securitization”) with Royal Bank of Canada (“RBC”), as administrative agent for owners of the securitized notes, with a maximum funding limit of $200,000,000 at any given time.

As part of the Securitization, a wholly-owned subsidiary of U.S. Cellular formed a bankruptcy-remote special purpose entity in the form of a Delaware trust (the “USCC Master Note Trust”) to which certain equipment installment plan contracts are assigned.  An entity not affiliated with U.S. Cellular is the trustee of USCC Master Note Trust (“Trustee”).  The aforementioned wholly-owned subsidiary of U.S. Cellular entered into an Amended and Restated Trust Agreement with the Trustee (“Trust Agreement”).

Certain of U.S. Cellular’s wholly-owned subsidiaries have entered into agreements among themselves which provide for the transfer of equipment installment plan contracts to USCC Master Note Trust, and the subsequent continued servicing of those receivables by U.S. Cellular’s wholly-owned subsidiary, USCC Services, LLC.

USCC Master Note Trust, as issuer, entered into an Indenture with USCC Services, LLC, as servicer, and U.S. Bank National Association as indenture trustee on December 20, 2017 (the “Indenture”), which allows USCC Master Note Trust to issue asset-backed notes in one or more series.  Also on December 20, 2017, USCC Master Note Trust, as issuer, entered into an Indenture Supplement with USCC Services, LLC, as servicer, and U.S. Bank National Association as indenture trustee (the “Supplemental Indenture”), related to the creation and issuance of a series of floating rate asset-backed notes with a maximum aggregate principal balance of $200,000,000 (the “Notes”).

Pursuant to a Series 2017-VFN Note Purchase Agreement dated December 20, 2017, among USCC Receivables Funding LLC, as transferor, USCC Master Note Trust, as issuer, USCC Services, LLC, as Servicer, U.S. Cellular as performance guarantor, the owners party thereto, the managing agents party thereto, and RBC, as administrative agent for owners of the Notes, the Trust may issue the Notes to the owners named therein (the “Note Purchase Agreement”).

As a condition to the Note Purchase Agreement, U.S. Cellular entered into a Performance Guaranty whereby U.S. Cellular guarantees the performance of certain wholly-owned subsidiaries of U.S. Cellular under the transfer and servicing agreements referenced above as well as under the Indenture, the Supplemental Indenture, the Note Purchase Agreement and the Trust Agreement. U.S. Cellular does not guarantee that the receivables are collectable.

Two financial covenants as described below are included in the Supplemental Indenture:

1.      Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges), may not be less than 3.00 to 1 as of the end of any fiscal quarter.

2.      Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than the ratios indicated for each period specified below:

Period	Ratios

From the Initial Closing Date through June 30, 2019	3.25 to 1.00

From July 1, 2019 and thereafter	3.00 to 1.00

The Indenture, the Supplemental Indenture, the Note Purchase Agreement and the Trust Agreement and related documents include representations and warranties, covenants, events of default and other terms and conditions that are customary for similar transactions or as specifically negotiated.  The continued availability of funding under such arrangements requires U.S. Cellular to maintain the above financial ratios and comply with negative and affirmative covenants.  Defaults as specified in such documents may result in an acceleration of obligations and a termination of the funding facilities.

A Change in Control, as such term is defined in the Supplemental Indenture, of U.S. Cellular or its parent, Telephone and Data Systems, Inc. (“TDS”), would constitute a default and result in acceleration of obligations thereunder and termination of the funding facilities.

The Note Purchase Agreement is scheduled to terminate in December 2019, two years from the Effective Date, but can be extended from time to time as specified therein.

As of the date hereof, no amounts have been borrowed under the Securitization facility, and $200,000,000 remains available, subject to sufficient collateral to satisfy the asset borrowing base provisions of the facility.

The foregoing brief description is qualified by reference to the copy of the Exhibits attached hereto, which are incorporated herein by reference, and which identifies the lenders thereunder.

Some of the parties of the documents attached as Exhibits and/or their affiliates may have various relationships with U.S. Cellular, TDS, and/or their subsidiaries involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services, including serving as a lender under TDS and/or U.S. Cellular credit agreements.

In reviewing the agreements included as Exhibits to this report, please note that they are included to provide information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. Certain of the agreements contain representations and warranties by one or more of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•                                             should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                                             may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                                             may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•                                             were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Company’s SEC filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits:

Exhibit Number	Description of Exhibit

4.1	Master Indenture for asset-backed notes by and among USCC Master Note Trust, USCC Services, LLC and U.S. Bank National Association, as Indenture Trustee, dated December 20, 2017.

4.2	Supplemental Indenture for Series 2017-VFN Floating Rate Asset-Backed Notes by and among USCC Master Note Trust, USCC Services, LLC U.S. Bank National Association, dated December 20, 2017.

10.1

Series 2017-VFN Note Purchase Agreement by and among USCC Receivables Funding LLC, as transferor, USCC Master Note Trust, as issuer, USCC Services, LLC, as Servicer, U.S. Cellular as performance guarantor, the owners party thereto, the managing agents party thereto, and Royal Bank of Canada, as administrative agent for owners of the notes, dated December 20, 2017.

10.2	Performance Guaranty and Parent Undertaking Agreement by U.S. Cellular in favor of the Guaranteed Parties defined therein, dated December 20, 2017.

10.3	Amended and Restated Trust Agreement between USCC Receivables Funding LLC, as transferor, and Wilmington Trust, National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	December 22, 2017

		By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President - Finance,
Chief Financial Officer and Treasurer
(principal financial officer)